EXHIBIT 23.1

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants


Board of Directors
Trevenex Resources, Inc.
Spokane, WA


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       --------------------------------------------------------


We consent to the use of our report dated June 26, 2008, on the financial statements of Trevenex Resources, Inc. as of December 31, 2007 and the year then ended, and the inclusion of our name under the heading "Experts" in the Form S-1 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.
--------------------------------
    Williams & Webster, P.S.
    Certified Public Accountants
    Spokane, Washington


June 30, 2008



      Bank of America Financial Center * 601 W. Riverside, Suite 1940
        Spokane WA 99201 * Phone (509) 838-5111 * Fax (509) 838-5114

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